UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

DOVER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois	60515
(Address of Principal Executive Offices)	(Zip Code)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DOV	New York Stock Exchange
1.250% Notes due 2026	DOV 26	New York Stock Exchange
0.750% Notes due 2027	DOV 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

On August 5, 2021, the Compensation Committee of the Board of Directors of Dover Corporation (the “Company”) amended and restated the Dover Corporation Executive Severance Plan (the “Severance Plan”) and the Dover Corporation Senior Executive Change- in-Control Severance Plan (the “CIC Severance Plan”).

Set forth below is a summary of benefits provided under each plan and other key terms. No participant may receive severance benefits under more than one plan or arrangement. The benefits that may be provided under each plan are subject to the participant’s execution and non-revocation of a release of claims in favor of the Company.

Severance Plan

Under the Severance Plan, as amended and restated, eligible participants whose employment is terminated by the Company without cause will be entitled to the payments discussed below. Eligible participants will consist of (i) each executive who is US-based or a US expatriate executive of the Company and is subject to the Company’s Senior Executive Shareholding Guidelines, as in effect from time to time, which include the Company’s executive officers, and each President of one of the Company’s operating companies (“Tier 1 Participants”) and (ii) any executive of the Company who is employed in the United States, is not a Tier 1 Participant and whose annual base salary as in effect from time to time is determined under specified Company career levels and others selected on a discretionary basis as determined by the administrator of the Severance Plan (“Tier 2 Participants”).

Participants whose employment is terminated by the Company without cause will receive, subject to execution of a general release of claims, (i)(a) for Tier 1 Participants, an amount equal to the sum of their annual base salary plus target annual cash bonus as in effect immediately prior to the date of termination and (b) for Tier 2 Participants, an amount equal to their annual base salary, in each case paid over 12 months in accordance with normal payroll practices, (ii) a pro-rata portion of the annual cash bonus for the year of termination, earned based on actual performance and paid at the time such bonuses are paid to other employees, (iii) a pro-rata portion of the participant’s Cash Performance Award, if any, with a scheduled payment date next following the date of termination, earned based on actual performance and paid at the time such awards are paid to other employees, (iv) a pro rata portion of the participant’s Performance Share Award (if any) with a scheduled payment date next following the date of termination, earned based on actual performance and settled in the Company’s common stock at the time such awards are settled to other employees, (v) a cash amount equal to twelve months of health care continuation premiums for the participant and covered family members and (vi) outplacement services for twelve months.

For purposes of the Severance Plan, the definition of “cause” has the meaning set forth in the Dover Corporation 2021 Omnibus Incentive Plan (the “2021 Incentive Plan”).

In the event a participant is treated as eligible for early retirement under the 2021 Incentive Plan, or the Company’s 2012 Equity and Cash Incentive Plan (the “2012 Incentive Plan”) on the date of termination, the Severance Plan waives any early retirement notice requirement under the 2021 Incentive Plan or the 2012 Incentive Plan, as applicable.

CIC Severance Plan

Under the CIC Severance Plan, as amended and restated, eligible participants will consist of each executive who is subject to the Company’s Senior Executive Shareholding Guidelines, as in effect from time to time, which includes each of the company’s executive officers. Benefits under the CIC Severance Plan will be provided upon a termination of employment by the Company without cause or a resignation by the participant for good reason in each case occurring within twenty-four months following a change-in-control of the Company (a “qualifying termination”).

Participants that incur a qualifying termination under the plan will receive, subject to execution of a general release of claims, (i) a cash amount equal to two times the sum of the participant’s annual base salary and the target annual cash bonus for the year in which the date of termination occurs (or, if higher, on the date of the change-of-control), (ii) a pro-rata portion of the target annual cash bonus for the year of termination, (iii) a cash amount equal to twenty-four months of health care continuation premiums for the participant and covered family members and (iv) outplacement services for twelve months. In addition, each participant will be eligible to receive reimbursement for legal fees incurred in the case of any dispute under the plan in which the participant prevails on at least one issue.

For purposes of the CIC Severance Plan, the definitions of “cause”, “change-in-control”, and “good reason” have the meanings set forth in the 2021 Incentive Plan, except that “good reason” also includes (a) the executive ceasing to be an executive officer of a public company, as determined in accordance with Rule 16a-1(f) under the Securities Exchange Act of 1934 and (b) a material reduction in the grant value of Executive’s long-term incentive awards.

If a participant has unvested and outstanding awards under the 2012 Incentive Plan, then the participant’s awards will be eligible to vest and settle in accordance with the terms of the 2012 Incentive Plan, except that the time period for such treatment will be twenty-four months following the date of a change-in-control of the Company.

General

Any payment made under the Severance Plan or the CIC Severance Plan may be recovered by the Company in the event of any breach of the provisions of the general release of claims or as may be required by any claw-back policies of the Company, as in effect from time to time, or by applicable law.

The above summaries are qualified in their entirety by the actual text of the respective plan. The Severance Plan and the CIC Severance Plan are attached to this report as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1	Dover Corporation Executive Severance Plan (as Amended and Restated Effective August 5, 2021)

10.2	Dover Corporation Senior Executive Change-in-Control Severance Plan (as Amended and Restated Effective August 5, 2021)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2021	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

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